UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

RMR MORTGAGE TRUST

(Exact name of registrant as specified in its charter)

maryland	001-34383	20-4649929
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458

(Address of principal executive offices, including zip code)

(617) 332-9530
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest	RMRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “Company”, “we”, “us”, and “our” refer to RMR Mortgage Trust unless the context indicates otherwise.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Share Award Plan

As described in Item 5.07 below, at the Company’s annual meeting of shareholders held on May 27, 2021 (the “Annual Meeting”), the Company’s shareholders approved the RMR Mortgage Trust 2021 Equity Compensation Plan (the “Equity Compensation Plan”), under which 500,000 common shares of beneficial interest of the Company, par value $0.001 per share (“Common Shares”), are available for awards of Common Shares or Common Shares subject to restrictions. Persons eligible to receive awards of shares under the Equity Compensation Plan will be those persons selected by the Company’s Board of Trustees (the “Board”), or a committee thereof, in its discretion, from among the Company's Trustees and officers, employees of Tremont Realty Advisors LLC or The RMR Group LLC, consultants, advisors or other persons or entities providing management, administrative or other services to the Company or to its subsidiaries. The Equity Compensation Plan will, unless terminated earlier by the Board, terminate on May 27, 2031, the tenth anniversary of the Annual Meeting. However, awards outstanding at the termination of the Equity Compensation Plan shall remain in effect according to their terms and the provisions of the Equity Compensation Plan.

A copy of the Equity Compensation Plan was included as Annex A to the Company’s proxy statement for the Annual Meeting, which proxy statement was filed with the Securities and Exchange Commission (the “SEC”), on March 24, 2021 (the “2021 Proxy Statement”), and is available at the SEC’s website at www.sec.gov. The terms and conditions of the Equity Compensation Plan are described in detail in the 2021 Proxy Statement. The foregoing description of the Equity Compensation Plan is qualified in its entirety by the terms of the Equity Compensation Plan. A copy of the Equity Compensation Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company's shareholders voted on the election of Jeffrey P. Somers as an Independent Trustee in Class II of the Board for a three year term of office continuing until the Company's 2024 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Somers received the following votes:

For	Withhold	Broker Non-Votes
3,030,272	881,979	4,300,432

The Company’s shareholders also voted on the election of Adam D. Portnoy as a Managing Trustee in Class II of the Board for a three year term of office continuing until the Company’s 2024 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Portnoy received the following votes:

For	Withhold	Broker Non-Votes
2,924,910	987,341	4,300,432

The Company’s shareholders also voted on the approval of the Equity Compensation Plan. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
3,084,321	599,794	228,136	4,300,432

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the 2021 Proxy Statement. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
3,102,330	591,725	218,196	4,300,432

The Company’s shareholders also voted on a non-binding advisory vote on the frequency of future shareholder advisory votes to approve executive compensation. This proposal received the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,455,837	392,918	1,875,395	188,111	4,300,432

The Company's shareholders also ratified the appointment of Deloitte & Touche LLP as the Company's independent auditors to serve for the 2021 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
7,712,763	146,046	353,874	–

Consistent with the shareholder vote, the Board has determined that it will hold a non-binding, advisory vote on the compensation paid to the Company’s named executive officers every three years. The Board may, in its discretion, determine to change the frequency with which the Company holds this vote.

The results reported above are final voting results.

Item 8.01.   Other Events.

On May 27, 2021, the Company updated its Trustee compensation arrangements. A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Consistent with the Company's Trustee compensation arrangements, on May 27, 2021, the Company awarded each of the Company's Trustees 3,000 common shares of beneficial interest, $0.001 par value, of the Company (the "Common Shares") valued at $12.10 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01.   Financial Statements and Exhibits.

10.1	RMR Mortgage Trust 2021 Equity Compensation Plan

10.2	Summary of Trustee Compensation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMR MORTGAGE TRUST

By:	/s/ G. Douglas Lanois
Name:	G. Douglas Lanois
Title:	Chief Financial Officer and Treasurer

Date:  May 28, 2021